Exhibit 99.1
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
BETWEEN WESTWOOD ONE, INC. AND NORMAN J. PATTIZ
     The following, upon execution by the parties hereto, shall constitute Amendment No. 2, dated as of November 28, 2005 (this “Amendment”), by and between Westwood One, Inc. (the “Company”) and Norman J. Pattiz (“Employee”) to the Employment Agreement, entered into by and between the Company and Employee, made as of April 29, 1998, as amended by the Amendment to Employment Agreement between the Company and Employee, dated as of October 27, 2003 (as amended, the “Agreement”). Capitalized terms used but not defined herein have the meaning set forth in the Agreement. The parties hereto agree that the terms of the Agreement are hereby modified as set forth herein. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. For the avoidance of doubt, this Agreement shall not supersede the letter to Employee from David A. Hillman, dated May 25, 2005, regarding the options granted to Employee on December 1, 2003 and December 1, 2004.
1.	Section 3.3 of the Agreement shall be amended by deleting the parenthetical “i.e., through November 30, 2003” in its entirety.

2.	Section 4 (Stock Options) of the Agreement shall be amended by renumbering and renaming the first paragraph of such Section, “4.1 1999 Option Shares” and replacing all references in such paragraph to “Option Shares” with “1999 Plan Option Shares”. Section 4 of the Agreement shall be further amended by renumbering and renaming the second paragraph of such Section as “4.3 Event of Change”.

3.	Section 4 of the Agreement shall be amended by adding the following as Section 4.2:

“4.2 2005 Equity Awards.

Notwithstanding anything set forth in Section 4.1 to the contrary, beginning on December 1, 2005 and on each subsequent December 1 during the Extended Term (each, a “Grant Date”), in lieu of 50,000 shares of common stock as described in Section 4.1 above, the Company shall grant to Employee (i) a non-qualified option to purchase 25,000 shares of common stock of the Company (the “2005 Plan Option Shares”) and (ii) 8,333 restricted stock units (the “2005 Plan RSUs” and collectively with the 1999 Plan Option Shares and the 2005 Plan Option Shares, the “Option Shares”), each pursuant to terms of the Westwood One, Inc. 2005 Equity Compensation Plan (the “2005 Plan”). Notwithstanding the foregoing: (i) any 2005 Plan Option Shares granted to you shall be subject to the terms and conditions set forth in any stock option agreement between Employee and the Company; (ii) any 2005 Plan RSUs granted to you shall be subject to the terms and conditions set forth in a restricted stock unit agreement between Employee and the Company substantially similar to any such agreement provided to other Company directors; and (iii) any 2005 Plan Option Shares and any 2005 Plan RSUs shall be subject to the terms and conditions set forth in the 2005 Plan, including, but not limited to, termination dates, restrictions and expirations set forth therein.”

4.	Paragraph (a) of Section 8.5 (Rights Upon Event of Change) of the Agreement shall be amended by deleting the reference therein to “Section 4.2 hereof” and replacing such reference with “Section 4.1 or Section 4.2, as applicable”.

5.	Section 11.1 (Notices) of the Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

“11.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, commercial delivery, overnight courier or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:
If to Employee:
Norman J. Pattiz
Westwood One, Inc.
8966 Washington Blvd.
Culver City, California 90232
With a copy to:
Flaxman & Blakely
Shelterpoint Business Center
591 Redwood Highway
Suite 2275
Mill Valley, California 94941
Attn: Peter Flaxman, Esq.
If to Company:
Westwood One, Inc.
40 West 57th Street
15th Floor
New York, NY 10019
Attn: General Counsel
or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section.”

6.	Except as amended hereby, all provisions of the Employment Agreement are hereby ratified in full and shall remain unmodified and in full force and effect.

7.	The effective date of this Amendment shall be the date first written above.
     IN WITNESS WHEREOF, this Amendment is executed as of the effective date of this Amendment.

WESTWOOD ONE, INC.			EMPLOYEE

By:	/s/ Shane Coppola		/s/ Norman J. Pattiz

	Name:	Shane Coppola	Norman J. Pattiz
	Title:	Chief Executive Officer